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                                                                    EXHIBIT 22.1


                          CORNERSTONE NATURAL GAS, INC.

                         SCHEDULE OF CORPORATE ENTITIES


                                                            STATE OF
                                                            INCORPORATION
                                                            -------------

Cornerstone Natural Gas, Inc.                               Delaware

Wholly-Owned Subsidiaries of Cornerstone Natural Gas, Inc.:
       Cornerstone Gas Resources, Inc.                      Delaware
       Cornerstone Gas Processing, Inc.                     Delaware
       Cornerstone Gas Gathering Company                    Delaware
       Cornerstone Pipeline Company                         Delaware
       Dubach Gas Company                                   Texas
       Endevco Producing Company                            Delaware
       Pentex Petroleum, Inc.                               Texas

       Wholly-Owned Subsidiaries of Pentex Petroleum, Inc.
       1.  Endevco Taft Company                             Delaware
       2.  Endevco Three Rivers                             Delaware

       Pentex Pipeline Company                              Texas